UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2016

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2016, the Board of Directors of II-VI Incorporated (the “Company”) received a letter of resignation from Peter W. Sognefest, a Class Two director who has served as a member of our Board of Directors since 1979, effective immediately. The resignation was submitted by Mr. Sognefest in accordance with the Company’s retirement policy, as set forth in the Corporate Governance Guidelines, which provides that directors must retire from the Board of Directors upon reaching the age of 75, which will occur for Mr. Sognefest this month.

On February 4, 2016, the Board of Directors also elected Shaker Sadasivam to serve as a member of the Board of Directors, effective immediately. Mr. Sadasivam will serve as a Class Two Director, with his current term expiring at the Company’s 2016 annual shareholders’ meeting. Mr. Sadasivam will bring to the Board of Directors his extensive experience related to the semiconductor industry and insight into areas including operations, product development and engineering management. The Board of Directors has determined that Mr. Sadasivam qualifies as an independent director under NASDAQ listing standards and related rules and regulations of the Securities and Exchange Commission.

Since May 2014, Mr. Sadasivam has served as President and Chief Executive Officer of SunEdison Semiconductor LLC (NASDAQ: SEMI), a leading manufacturer of advanced semiconductors for electronics, which was separated from SunEdison, Inc. in 2015. Prior to that time, Mr. Sadasivam served at SunEdison, Inc. (formerly known as MEMC Electronic Materials, Inc.) as President, Semiconductor Materials Business Unit, from 2009 to 2014, and as Senior Vice President, Research and Development, from 2002 to 2009.

In connection with his resignation from the Board and in recognition of his more than thirty years of valuable Board service, the Company’s Compensation Committee has determined that Mr. Sognefest’s outstanding equity awards shall continue to vest until such time as the Company’s trading window opens, at which time the awards, which include 11,995 shares of restricted stock and stock options exercisable for 23,702 shares of common stock, shall accelerate and become fully-vested. The stock options will remain exercisable thereafter for the lesser of a five year period or the end of the original ten year term.

Further, in connection with Mr. Sadasivam’s appointment to the Board, and consistent with the Board’s current compensation arrangements for non-employee directors, Mr. Sadasivam will be eligible to receive the Company’s standard annual cash compensation and expense reimbursement for non-employee directors, pro-rated for the remainder of the Company’s 2016 fiscal year. Beginning with the Company’s 2017 fiscal year, Mr. Sadasivam will be eligible to receive the Company’s standard compensation for non-employee directors, which in addition to a cash retainer includes grants of restricted stock and stock option award, and reimbursement of expenses.

There were no arrangements or understandings between Mr. Sadasivam and any other person pursuant to his election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Sadasivam that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED

(Registrant)

Date: February 8, 2016	By:	/s/ David G. Wagner

David G. Wagner
Vice President, Human Resources